Exhibit T3A.150

PENNSYLVANIA DEPARTMENT OF STATE	189

CORPORATION BUREAU

ROOM 308 NORTH OFFICE BUILDING

P.O. BOX 8722

HARRISBURG, PA 17105-8722

STROUD MALL, LLC

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.

ENTITY NUMBER: 2810480

MICROFILM NUMBER: 09828

0360-0361

JILL PRICE

SHUMACKER & THOMPSON PC

6148 LEE HWY STE 103

CHATTANOOGA TN 37421

9828-360

Microfilm Number	Filed with the Department of State on APR 09 1998
Entity Number 2810480	secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY

DSCB: 15-8913 (Rev 95)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.    The name of the limited liability company is:

Stroud Mall, LLC

2.    The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)
Number and Street City State Zip County

(b) c/o: CT Corporation System
Name of Commercial Registered Office Provider	Philadelphia County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the ounty in which the limited liability company is located for venue and official publication purposes.

3. The name and address, including street and number, if any, of each organizer are:

NAME	ADDRESS

Jeffery V. Curry	Suite 103, 6148 Lee Highway
Chattanooga, TN 37421

4. (Strike out if inapplicable): ~~A member’s interest in the company is to be evidenced by a certificate of membership interest.~~

5. (Strike out if inapplicable): Management of the company is vested in a manager or managers.

6. The specified effective date, if any is:

month         day         year                     hour, if any

7. (Strike out if inapplicable): ~~The company is a restricted professional company organized to render the following restricted~~

~~Professional service(s)~~:

APR - 9 1998

9828-361

8. For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

DSCB: 15-8913 (Rev 95)-2

IN TESTIMONY WHEREOF, the organizer has signed this Certificate of Organization this day of April 3, 1998.

/s/ Jeffery V. Curry	(Signature)
Jeffery V. Curry

(Signature)

(Signature)

DSCB: 15-8913 (Rev 95)-3

Department of State

Corporation Bureau

P. O. Box 8722

Harrisburg, PA 17105-8722

Instructions for Completion of Form:

A.

One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $100 made payable to the Department of State, PLEASE NOTE: A separate check is required for each form submitted.

B.

Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C.	The following, in addition to the filing fee, shall accompany this form:

(1)	Three copies of a completed form DSCB:15-134A (Docketing Statement).

(2)	Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name).